EXHIBIT 10.293
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
FIRST AMENDMENT TO THE
MANUFACTURING AND PACKAGING AGREEMENT BETWEEN
CARDINAL HEALTH PTS, LLC
AND
LIGAND PHARMACEUTICALS INCORPORATED
          THIS FIRST AMENDMENT (the “Amendment”) to the Manufacturing and Packaging Agreement dated 13 February 2004 (the “Agreement”), is made and entered into on this                      day of May, 2006, between Ligand Pharmaceuticals Incorporated (“Ligand”) and Cardinal Health PTS, LLC (“Cardinal Health”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.
          WHEREAS, Ligand and Cardinal Health are parties to the Agreement, pursuant to which Cardinal Health manufactures AVINZA for Ligand at certain agreed upon initial prices, subject to adjustment as set forth therein and with certain minimum orders;
          WHEREAS, the parties have mutually agreed to modify such initial prices, minimum orders and certain related provisions of the Agreement;
          NOW, THEREFORE, in consideration of the covenants contained in this Amendment and the Agreement, the parties hereto hereby amend the Agreement as follows, effective as of 01 July 2006:
1.	Exhibit D of the Agreement is replaced in its entirety with Exhibit D attached hereto.

2.	Section 7.2 of the Agreement is modified to read, in its entirety, as follows:

7.2 Price Adjustment. The Unit Pricing may be adjusted on an annual basis, effective on or after 1 January 2007, upon sixty (60) days prior written notice from Cardinal Health to Ligand. Such adjustment shall be based on actual increases or decreases in relevant labor and/or materials costs, subject to the following limitations:

The Unit Pricing for Product shall include only: (a) the cost of excipients and packaging materials and (b) Cardinal Health’s processing, i.e. manufacturing, testing and packaging. Any price adjustment shall limit the increase in component (b) to not more than the increase in the most recent calendar year Producer Price Index, Industry: Pharmaceutical Preparations, Series ID: PCU2834# (N), as published by the U.S. Department of Labor, Bureau of Labor Statistics and available through http://data.bls.gov/cgi-bin/srgate. No price adjustment shall include an adjustment for component (b) prior to 1 January, 2008. Cardinal Health agrees to provide back-up documentation of labor and/or materials costs for all annual increases and such costs and related documentation shall be auditable upon reasonable notice, by an independent third party reasonably acceptable to Ligand and Cardinal Health.

3.	Section 1.9 of the Agreement is modified to read, in its entirety, as follows:
1.9	“Commencement Date” means August 17, 2005.
4.	Section 1.11 of the Agreement is modified to read, in its entirety, as follows:
1.11	“Contract Year” shall have the meaning set forth in Exhibit D.
          5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
          6. Entire Agreement. The Agreement, as amended hereby, constitutes the full and entire understanding between the parties regarding the subject matter herein. Except as otherwise expressly provided herein, the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
          7. Full Force and Effect. Except as amended hereby, the Agreement shall remain in full force and effect.
          8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of 01 July 2006.
          9. Captions. The titles and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.
          IN WITNESS WHEREOF, the parties hereof have caused this First Amendment to the Agreement to be duly executed and delivered as a deed by their respective authorized officers of the day and year first written above.
LIGAND PHARMACEUTICALS INCORPORATED

By: Name:	/s/ Taylor J. Church Taylor J. Church
Title:	Senior Vice President Operations and President, International
CARDINAL HEALTH PTS, LLC

By: Name:	/s/ David Wood David Wood
Title:	VP/GM Controlled Release Technologies

EXHIBIT D
UNIT PRICING, FEES AND MINIMUM REQUIREMENT
[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.